For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com	Exhibit 99.1

Cooper Industries Reports Strong Third Quarter Results

Revenues Increased 8.2 Percent And Earnings Per Share From
Continuing Operations Increased 25 Percent

Dublin, Ireland, October 21, 2010 – Cooper Industries plc (NYSE: CBE) reported that third quarter 2010 earnings per share from continuing operations increased 25 percent to $.85 (diluted) compared with $.68 per share for the third quarter of 2009. Third quarter 2010 revenues were $1.24 billion compared with $1.15 billion for the same period last year, excluding Tools segment revenue in 2009, with core revenue growth of 8.3 percent. For the quarter currency translation reduced reported revenues by 0.9 percent and acquisitions added 0.8 percent compared to the prior year.

“In the third quarter, we reported the highest core growth rate we have experienced in nearly three years, demonstrating the strength of our portfolio of businesses and success of our key initiatives. Our core growth has accelerated from the first half of the year, with our longer cycle businesses gaining additional momentum and continuing strength in our industrial businesses. Investments made over the last several years in new product development, especially in key energy-efficient technologies, and our increasing presence in emerging markets have continued to strengthen our growth profile. While making these investments, we continue to drive margin improvements through operational excellence as evidenced by the 25 percent growth in continuing operations earnings per share in the third quarter,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

Revenues for the first nine months of 2010 were $3.49 billion, a 2.5 percent increase from the $3.41 billion in revenues for the first nine months of 2009, excluding the Tools segment revenues. For the first nine months of 2010, net income excluding the loss on the Tools Joint venture recognized in the second quarter was $395.6 million, compared with $284.8 million from continuing operations for the prior year’s first nine months. Diluted earnings per share were $2.34 compared with prior year’s $1.69 from continuing operations.

During the first nine months of 2010 Cooper generated $334.5 million in free cash flow. Our total debt net of cash as of September 30, 2010 totaled $636.7 million, a 17.4 percent net debt to capitalization ratio. “Our ability to generate strong free cash flow through all business cycles provides us with flexibility to execute a well balanced capital allocation program. We continue to fund our core growth and are seeing an improving pipeline for acquisitions. Additionally, we maintain our commitment to returning capital to our shareholders, increasing our dividend by 8 percent in February of this year and repurchasing 6.2 million shares year-to-date. We remain confident that 2010 will be the tenth consecutive year that we will generate free cash flow in excess of recurring income,” said Hachigian.

 Segment Results

Energy & Safety Solutions segment revenues for the third quarter of 2010 increased 7.2 percent to $655.7 million, compared with $611.8 million in the third quarter 2009. Cores revenues were 7.5 percent higher than the comparable prior year period with currency translation decreasing reported revenues 1.8 percent and acquisitions adding 1.5 percent for the third quarter. Segment operating earnings were $111.1 million, an increase of over 9 percent from the $101.5 million in the prior year’s third quarter. Segment operating margin increased 30 basis points to 16.9 percent for the third quarter 2010, compared to the third quarter of 2009.

Revenues for the first nine months of 2010 increased 0.7 percent to $1.84 billion, compared to $1.83 billion for the same period last year. Segment operating earnings for the first nine months of 2010 increased to $310.9 million, compared to $281.1 million in the prior-year period.

Electrical Products Group segment revenues for the third quarter of 2010 increased 9.3 percent to $585.0 million, compared with $535.4 million in the third quarter 2009. Core revenues were 9.2 percent higher than comparable prior year periods, with currency translation increasing reported results 0.1 percent for the third quarter. Segment operating earnings were $94.2 million, an increase of 31 percent from the $72.0 million in the prior year’s third quarter. Segment operating margin increased 270 basis points to 16.1 percent for the third quarter of 2010, compared to the third quarter of 2009.

Revenues for the first nine months of 2010 increased 4.7 percent to $1.65 billion, compared to $1.58 billion for the same period last year. Segment operating earnings for the first nine months of 2010 increased to $250.3 million compared to $185.9 million in the prior-year period.

As a result of the creation of the Apex Tool Group joint venture on July 4, 2010, the Tools business was deconsolidated for the third quarter 2010. Cooper and Danaher Corporation each own a 50 percent interest in the Joint Venture. Equity income from the Apex Tool Group joint venture of $10.5 million is included in operating earnings in the third quarter 2010. Tools reported operating earnings of $6.8 million in the third quarter of 2009. The second quarter 2010 results included a non-cash after-tax charge related to the formation of the JV of $93.7 million or $.55 per share which was primarily related to the recognition of cumulative translation losses.

 Outlook

“We are encouraged by the improving conditions in our end markets and our teams’ ability to deliver solid incremental earnings growth. Our diverse portfolio and end-market exposure have us well positioned for solid growth in 2011 and beyond as our later cycle businesses gain momentum. We will continue to fund our core businesses, invest in innovative new products and technologies and increase our presence in strategic international markets to drive future growth. Our balance sheet provides us with continued flexibility to make strategic acquisitions and return capital to shareholders,” commented Hachigian.

“For 2010 we are increasing our EPS guidance for continuing operations to a range of $3.14 to $3.18, excluding the loss from the formation of the Tools Joint Venture. This guidance assumes full-year revenue growth of 3 to 5 percent adjusted for the deconsolidation of the Tools segment. For the fourth quarter of 2010 we expect earnings per share of $.80 to $.84 with revenue up 7 to 10 percent compared to the fourth quarter of 2009, adjusted for the deconsolidation of the Tools segment,” said Hachigian.

About Cooper Industries
Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2009 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2009 sixty-one percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 21 countries as of 2009. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2010 and 2009 third quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the ability to develop and introduce new products, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations, and the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s third quarter 2010 performance. Those interested in hearing the conference call may listen via telephone by dialing (866) 700-7477 using pass code 44537000, or over the Internet in the “Investors” section of the company website, www.cooperindustries.com. International callers should dial (617) 213-8840 and use pass code 44537000.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the “Investors” section of the Company’s website, www.cooperindustries.com.

Informational exhibits concerning the Company’s third quarter performance that may be referred to during the conference call will be available in the “Investors” section of the Company’s website, www.cooperindustries.com prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2010	2009
	(in millions where applicable)

Revenues	$1,240.7	$1,286.4

Cost of sales	821.6	876.5
Selling and administrative expenses	236.7	251.1
Equity in earnings of Apex Tool Group, LLC	(10.5)	—
Restructuring and asset impairment charges	1.5	6.5

Operating earnings	191.4	152.3

Interest expense, net	12.3	15.9

Income before income taxes	179.1	136.4
Income taxes	37.4	22.1

Income from continuing operations	141.7	114.3
Income related to discontinued operations, net of income taxes	—	6.6

Net income	$141.7	$120.9

Net Income Per Common share:
Basic:
Continuing operations	$.86	$.68
Discontinued operations	$—	$.04

Net Income	$.86	$.72

Diluted:
Continuing operations	$.85	$.68
Discontinued operations	$—	$.04

Net Income	$.85	$.72

Shares Utilized in Computation of Income Per Common Share:
Basic	165.3 million	167.1 million
Diluted	167.1 million	168.3 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2010	2009

Revenues	100.0%	100.0%
Cost of sales	66.2%	68.1%
Selling and administrative expenses	19.1%	19.5%
Operating earnings	15.4%	11.8%
Income from continuing operations before income taxes	14.4%	10.6%
Income from continuing operations	11.4%	8.9%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Quarter Ended September 30,
	2010	2009
	(in millions)

Revenues:

Energy & Safety Solutions	$655.7	$611.8
Electrical Products Group	585.0	535.4

Total Electrical Segments	$1,240.7	$1,147.2
Tools	—	139.2

Total	$1,240.7	$1,286.4

Segment Operating Earnings:
Energy & Safety Solutions	$111.1	$101.5
Electrical Products Group	94.2	72.0
Tools	—	6.8

Total Segment Operating Earnings	205.3	180.3

General Corporate Expense	22.9	21.5
Equity in earnings of Apex Tool Group, LLC	(10.5)	—
Restructuring and asset impairment charges	1.5	6.5
Interest expense, net	12.3	15.9

Income from continuing operations before income taxes	$179.1	$136.4

	Quarter Ended September 30,
	2010	2009

Return on Sales:
Energy & Safety Solutions	16.9%	16.6%
Electrical Products Group	16.1%	13.4%
Total Electrical Segments	16.5%	15.1%

Impact of Unusual Items

	Income From
	Continuing			Continuing
	Operations		Income from	Operations
	before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported three months ended September 30, 2010	$179.1	$37.4	$141.7	$.86	$.85
Restructuring and asset impairment charges	1.5	0.3	1.2	.01	.01

Excluding adjustments	$180.6	$37.7	$142.9	$.87	$.86

Reported three months ended September 30, 2009	$136.4	$22.1	$114.3	$.68	$.68
Restructuring and asset impairment charges	6.5	1.2	5.3	.03	.03
Tax Benefits	—	1.2	(1.2)	(.01)	(.01)

Excluding adjustments	$142.9	$24.5	$118.4	$.70	$.70

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CONSOLIDATED RESULTS OF OPERATIONS

	Nine Months Ended September 30,
	2010	2009
	(in millions where applicable)

Revenues	$3,806.0	$3,813.0

Cost of sales	2,537.7	2,646.3
Selling and administrative expenses	737.1	757.4
Loss related to contribution of net assets to Apex Tool Group, LLC	134.5	—
Equity in earnings of Apex Tool Group, LLC	(10.5)	—
Restructuring and asset impairment charges	8.0	25.7

Operating earnings	399.2	383.6

Interest expense, net	36.2	47.4

Income from continuing operations before income taxes	363.0	336.2
Income taxes	61.1	51.4

Income from continuing operations	301.9	284.8
Income related to discontinued operations, net of income taxes	—	25.5

Net income	$301.9	$310.3

Net Income Per Common share:
Basic:
Continuing operations	$1.81	$1.71
Discontinued operations	—	.15

Net Income	$1.81	$1.86

Diluted:
Continuing operations	$1.79	$1.69
Discontinued operations	—	.15

Net Income	$1.79	$1.84

Shares Utilized in Computation of Income Per Common Share:
Basic	166.9 million	167.1 million
Diluted	168.8 million	168.2 million

PERCENTAGE OF REVENUES

	Nine Months Ended
	September 30,
	2010	2009

Revenues	100.0%	100.0%
Cost of sales	66.7%	69.4%
Selling and administrative expenses	19.4%	19.9%
Operating earnings	10.5%	10.1%
Income from continuing operations before income taxes	9.5%	8.8%
Income from continuing operations	7.9%	7.5%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended September 30,
	2010	2009
	(in millions)
Revenues:

Energy & Safety Solutions	$1,840.0	$1,828.1
Electrical Products Group	1,654.8	1,580.7

Total Electrical Segments	$3,494.8	$3,408.8
Tools	311.2	404.2

Total	$3,806.0	$3,813.0

Segment Operating Earnings:
Energy & Safety Solutions	$310.9	$281.1
Electrical Products Group	250.3	185.9
Tools	33.1	5.8

Total Segment Operating Earnings	594.3	472.8

General Corporate Expense	63.1	63.5
Loss related to contribution of net assets to Apex Tool Group, LLC	134.5	—
Equity in earnings of Apex Tool Group, LLC	(10.5)	—
Restructuring and asset impairment charges	8.0	25.7
Interest expense, net	36.2	47.4

Income from continuing operations before income taxes	$363.0	$336.2

	Nine Months Ended
	September 30,
	2010	2009

Return on Sales:
Energy & Safety Solutions	16.9%	15.4%
Electrical Products Group	15.1%	11.8%
Total Electrical Segments	16.1%	13.7%

Impact of Unusual Items

	Income From
	Continuing			Continuing
	Operations		Income from	Operations
	before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported nine months ended September 30, 2010	$363.0	$61.1	$301.9	$1.81	$1.79
Loss related to net assets contributed to JV	134.5	40.8	93.7	.56	.55

Sub-total	$497.5	$101.9	$395.6	$2.37	$2.34
Restructuring charges	8.0	1.6	6.4	.04	.04

Excluding adjustments	$505.5	$103.5	$402.0	$2.41	$2.38

Reported nine months ended September 30, 2009	$336.2	$51.4	$284.8	$1.71	$1.69
Restructuring and asset impairment charges	25.7	4.9	20.8	.13	.13
Tax Benefits	—	9.6	(9.6)	(.06)	(.06)

Excluding adjustments	$361.9	$65.9	$296.0	$1.78	$1.76

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	September 30,	December 31,
	2010	2009
	(in millions)
ASSETS
Cash and cash equivalents	$296.0	$381.6
Receivables, less allowances	833.2	697.7
Inventories	477.8	423.9
Current discontinued operations receivable	14.2	12.7
Other current assets	182.0	210.1

Total current assets	1,803.2	1,726.0

Restricted cash	34.9	—
Property, plant and equipment, less accumulated depreciation	589.8	639.0
Goodwill	2,323.4	2,338.3
Other intangible assets, less accumulated amortization	311.8	306.8
Assets to be contributed to Apex Tool Group, LLC	—	588.9
Investment in Apex Tool Group, LLC	498.5	—
Long-term discontinued operations receivable	150.6	166.6
Other noncurrent assets	246.7	218.8

Total assets	$5,958.9	$5,984.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$9.6	$9.4
Accounts payable	417.8	347.5
Accrued liabilities	484.2	460.6
Current discontinued operations liability	41.7	43.4
Current maturities of long-term debt	—	2.3

Total current liabilities	953.3	863.2

Long-term debt	923.1	922.7
Liabilities to be contributed to Apex Tool Group, LLC	—	140.1
Long-term discontinued operations liability	718.1	741.1
Other long-term liabilities	336.3	354.0

Total liabilities	2,930.8	3,021.1

Common stock, $.01 par value	1.7	1.7
Retained earnings	3,493.8	3,254.1
Treasury stock	(288.5)	(12.5)
Accumulated other nonowner changes in equity	(178.9)	(280.0)

Total shareholders’ equity	3,028.1	2,963.3

Total liabilities and shareholders’ equity	$5,958.9	$5,984.4

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended September 30,
	2010	2009
	(in millions)
Cash flows from operating activities:
Net income	$301.9	$310.3
Adjust: Income related to discontinued operations	—	(25.5)

Income from continuing operations	301.9	284.8
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	107.7	108.1
Deferred income taxes	(35.6)	(13.7)
Excess tax benefits from stock options and awards	(4.8)	1.6
Loss related to contribution of net assets to Apex Tool	134.5	—
Group, LLC
Equity in earnings of Apex Tool Group, LLC	(10.5)	—
Restructuring and asset impairment charges	8.0	25.7
Changes in assets and liabilities(1)
Receivables	(150.7)	163.4
Inventories	(61.4)	153.5
Accounts payable and accrued liabilities	91.2	(156.9)
Discontinued operations assets and liabilities, net	(10.2)	35.9
Other assets and liabilities, net	26.9	36.0

Net cash provided by operating activities	397.0	638.4

Cash flows from investing activities:
Proceeds from short-term investments	—	19.1
Capital expenditures	(57.9)	(70.8)
Cash restricted for business acquisition	(34.9)	—
Cash paid for acquired businesses	(21.6)	(21.8)
Proceeds from sales of property, plant and equipment and other	(4.6)	1.4

Net cash used in investing activities	(119.0)	(72.1)

Cash flows from financing activities:
Debt issuance costs	—	(1.7)
Repayments of debt, net	(2.3)	(24.6)
Dividends	(132.7)	(125.7)
Purchases of common shares	—	(26.0)
Purchases of treasury shares	(276.0)	—
Excess tax benefits from stock options and awards	4.8	(1.6)
Proceeds from exercise of stock options and other	34.5	4.5

Net cash used in financing activities	(371.7)	(175.1)

Effect of exchange rate changes on cash and cash equivalents	8.1	8.4

Increase in cash and cash equivalents	(85.6)	399.6
Cash and cash equivalents, beginning of period	381.6	258.8

Cash and cash equivalents, end of period	$296.0	$658.4

(1) Net of the effects of translation and acquisitions

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	September 30,	December 31,
	2010	2009
	(in millions where applicable)

Short-term debt	$9.6	$9.4
Current maturities of long-term debt	—	2.3
Long-term debt	923.1	922.7

Total debt	932.7	934.4
Total shareholders’ equity	3,028.1	2,963.3

Total capitalization	$3,960.8	$3,897.7

Total debt-to-total-capitalization ratio	23.5%	24.0%

Total debt	$932.7	$934.4
Less: Cash and cash equivalents	296.0	381.6

Net debt	$636.7	$552.8

Total capitalization	$3,960.8	$3,897.7
Less: Cash and cash equivalents	296.0	381.6

Total capitalization net of cash	$3,664.8	$3,516.1

Net debt-to-total-capitalization ratio	17.4%	15.7%

Free Cash Flow Reconciliation

	Nine Months Ended September 30,
	2010	2009
	(in millions)

Net cash provided by operating activities	$397.0	$638.4
Less capital expenditures	(57.9)	(70.8)
Add proceeds from sales of property,	(4.6)	1.4
plant and equipment and other

Free cash flow	$334.5	$569.0